Exhibit 99.1

*** NEWS RELEASE ***

TO: FROM: RELEASE DATE/TIME:	All Area News Agencies First Commonwealth Financial Corporation July 29, 2010/8:30 AM

FIRST COMMONWEALTH ANNOUNCES SECOND QUARTER 2010 IMPROVED FINANCIAL RESULTS

Indiana, PA., July 29, 2010 – First Commonwealth Financial Corporation (NYSE: FCF) today reported net income of $13.5 million, or $0.15 diluted earnings per share, for the second quarter ended June 30, 2010 compared to a net loss of $18.6 million, or $0.22 per share, in the second quarter of 2009. For the six months ended June 30, 2010, net income was $0.4 million, compared to a net loss of $16.9 million or $0.20 per share in the first six months of 2009. The increase in net income was primarily the result of improved net interest income, a lower provision for credit losses, a decrease in net securities impairment losses on investments in pooled trust preferred collateralized debt obligations and a decrease in Federal Deposit Insurance Corporation (“FDIC”) premiums due to the special assessment of $2.9 million recorded in the second quarter 2009.

John J. Dolan, President and Chief Executive Officer stated, “We are very pleased to report favorable financial results for the second quarter. We have made significant progress toward the resolution of the relatively small number of troubled credits that have caused disproportionate earnings pressure over the last few quarters and have obscured very favorable trends in substantially all other areas of our community banking operations. I couldn’t be more proud of how well First Commonwealth employees are performing during this unprecedented economic period as we continue to move the organization forward.”

Credit Quality

The provision for credit losses was $4.0 million and $49.0 million for the second quarter and year to date periods ended June 30, 2010, respectively. The primary components of provision expense for the quarter were:

•	A $2.7 million specific reserve for a $3.7 million line of credit to a food processing company located in Pennsylvania.

•	An additional specific reserve of $1.8 million for a $39.6 million condominium construction project in south Florida based upon updated appraisal values. During the second quarter of 2010 this loan was substantially charged-off by $34.2 million and we are in the process of exercising default remedies.

•

Resolution of three other credits that provided $3.6 million from either recoveries on previously charged-off loans or release of previously established specific reserves. Included in the $3.6 million is $2.7 million of proceeds from bankruptcy proceedings on two loans and $0.9 million on a troubled loan that paid off.

For the quarter ended June 30, 2010, nonperforming loans decreased $34.2 million to $133.2 million from March 31, 2010 primarily a result of the $34.2 million credit loss on the previously mentioned Florida condominium construction loan. Nonperforming loans as a percentage of total loans were 3.00%, 3.64% and 1.81% for the periods ended June 30, 2010, March 31, 2010 and June 30, 2009, respectively.

Other real estate owned (“OREO”) acquired through foreclosure was $21.5 million at June 30, 2010 and $18.4 million is related to one property that is currently under a sales agreement.

During the second quarter of 2010, net credit losses were $34.7 million compared to $6.7 million in the second quarter of 2009; $34.2 million in the second quarter of 2010 was related to the aforementioned Florida condominium construction loan. For the six months ended June 30, 2010 net credit losses were $42.6 million, or 1.87% of average loans on an annualized basis, compared to $26.2 million, or 1.18%, for the same period in 2009. The allowance for credit losses as a percentage of total loans outstanding was 1.99%, 2.58% and 1.83% for June 30, 2010, March 31, 2010 and June 30, 2009, respectively.

Net Interest Income and Net Margin

During the second quarter of 2010 net interest income, on a fully taxable equivalent basis, increased $0.7 million, or 1%, compared to the second quarter of 2009. The increase was a result of a 15 basis point increase in the net interest margin, partially offset by a decline in average interest-earning assets. Net interest margin was 3.88%, 3.87% and 3.73% for the three-month periods ended June 30, 2010, March 31, 2010 and June 30, 2009, respectively. The improved net interest margin is the result of a more favorable deposit mix, improved loan pricing and reduced balance sheet leveraging. For the six months ended June 30, 2010 net interest income, on a fully taxable equivalent basis, increased $2.8 million, or 3%. The increase was due to a 16 basis point increase in the net interest margin, partially offset by a decline in average interest-earning assets. The net interest margin for the six months ended June 30, 2010 and 2009, respectively, was 3.88% and 3.72%.

Mr. Dolan added, “We have made noteworthy progress over the past twelve months to reduce the risk of our balance sheet by lowering our dependence on wholesale funding, reducing our exposure to large sized and out-of-market loans and problem credits. This will remain a major strategic focus going forward, will position us to capitalize on growth opportunities as economic conditions improve and will be more conducive to our community bank mission and philosophy.”

Significant changes to First Commonwealth’s balance sheet from the quarter to date average balances at June 30, 2009 to the comparable period at June 30, 2010 include:

•

A $488.7 million, or 36%, reduction in average borrowings, driven by a $273.8 million, or 20%, decrease in average investment securities and a $304.7 million, or 7%, growth in average deposits. The decline in investment securities is the result of maturities and selective sales as the risk/reward for balance sheet leveraging activities has become less attractive in the current interest rate environment.

•

An increase of $40.5 million in average loans. The modest increase is a result of planned decreases in residential real estate loans, more disciplined underwriting guidelines concerning geography and size for commercial loans and weak borrower demand, generally, in the recessionary economic environment.

•	Continued improvement in the mix of deposits, as a $431.7 million, or 16%, growth in lower costing transaction and savings deposits has more than offset a $127.0 million decrease in time deposits.

Non-Interest Income

Recognized net security losses, which includes net impairment losses and net securities gains, were $1.5 million, $2.3 million and $8.7 million for the three-month periods ended June 30, 2010, March 31, 2010 and June 30, 2009, respectively. These losses resulted primarily from other-than-temporary impairment charges on investments in pooled trust preferred collateralized debt obligations. Net security losses for the three month period ended June 30, 2010 include $0.6 million of realized gains from the sale and calls of municipal securities and equity securities. For the six months ended June 30, 2010 and 2009, net security losses were $3.9 million and $18.5 million, respectively.

The company’s pooled trust preferred collateralized debt obligations consist of 14 securities comprised of 371 banks and other financial institutions. Two pooled securities are senior tranches and the remaining 12 are mezzanine tranches. As of June 30, 2010, the book value of pooled securities totaled $64.4 million with an estimated fair value of $28.7 million. In the second quarter of 2010, a $2.0 million other-than-temporary impairment charge was recorded for three trust preferred collateralized debt obligations that are expected to experience a principal shortfall. The amount of impairment charge recognized represents the expected credit loss on these securities.

Non-interest income, excluding net security losses, decreased $1.2 million in the second quarter of 2010 compared to the same period last year primarily due to a $2.1 million gain from a favorable legal settlement recorded in other income in the second quarter of 2009. All other categories in non-interest income improved from the year ago period.

For the six months ended June 30, 2010, non-interest income, excluding net security losses, was essentially flat at $28.0 million when compared to the same period of 2009. Trust and insurance income increased $1.0 million as a result of increased market values of assets under management and higher commissions on annuity sales, as additional producers and an enhanced calling program yielded higher sales. Card-related interchange income increased $1.0 million due to growth in usage of debit cards, increased demand deposit accounts and larger dollar transactions. Service charges on deposit accounts increased $0.5 million due to increased overdraft and account analysis fees, and the addition of new demand deposit customers. Income from bank owned life insurance increased $0.4 million as a result of higher crediting rates. Offsetting these increases was the aforementioned $2.1 million gain from a legal settlement in the second quarter of 2009.

Non-Interest Expense

Non-interest expense decreased $1.7 million, or 4%, in the second quarter of 2010 from the second quarter of 2009. For the six months ended June 30, 2010, as compared to the same period last year, non-interest expense decreased $1.8 million, or 2%. Contributing to these decreases were an expense reduction initiative in 2009, declines in FDIC insurance due to the special assessment of $2.9 million recorded in the second quarter 2009 and $0.9 million of collection and repossession expenses primarily related to two loans that were transferred to other real estate owned in the first quarter of 2009. Partially offsetting these decreases were increases in data processing, software and maintenance expense of $1.1 million due to higher investments in technology solutions and a $2.2 million write-down to current fair value for an OREO property that is currently under a sales agreement.

Full time equivalent staff was 1,605 and 1,675 for the periods ended June 30, 2010 and 2009, respectively. The efficiency ratio, calculated as total non-interest expense as a percentage of total revenue (total revenue consists of net interest income, on a fully tax-equivalent basis, plus total non-interest income, excluding net impairment losses), improved to 62% for the six months ended June 30, 2010 from 65% during the same period in 2009.

Conference Call

First Commonwealth will host its quarterly conference call to discuss its financial results for the second quarter of 2010 on Thursday, July 29, 2010 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-800-860-2442 or through our web page, http://www.fcbanking.com at our “Investor Relations” link. A replay of the call will be available one hour after the end of the conference at this web page for 30 days.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.1 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 115 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Forward-Looking Statements

This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. These risks and uncertainties include, among other things, the following: continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk; and other risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACT: First Commonwealth Financial Corporation

Investor Relations: Robert E. Rout, Executive Vice President and Chief Financial Officer 724-349-7220

Media: Susie Barbour, Communications & Media Relations Supervisor 724-463-5618

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

(dollars in thousands, except share data)

	For the Quarter Ended					For the Six Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	June 30, 2010	June 30, 2009
Interest Income
Interest and fees on loans	$57,367	$57,408	$58,877	$57,085	$57,793	$114,775	$116,068
Interest and dividends on investments:
Taxable interest	9,664	10,467	11,300	12,406	13,177	20,131	26,885
Interest exempt from federal income taxes	1,839	2,151	2,351	2,540	2,660	3,990	5,554
Dividends	19	27	25	31	89	46	152
Interest on bank deposits	48	25	4	1	1	73	2

Total interest income	68,937	70,078	72,557	72,063	73,720	139,015	148,661

Interest Expense
Interest on deposits	13,067	13,580	15,338	17,014	17,874	26,647	37,450
Interest on short-term borrowings	616	852	789	947	1,133	1,468	2,480

Interest on subordinated debentures	1,390	1,375	1,398	1,447	1,559	2,765	3,325
Interest on other long-term debt	1,268	1,173	1,592	1,672	1,666	2,441	3,319

Total interest on long-term debt	2,658	2,548	2,990	3,119	3,225	5,206	6,644

Total interest expense	16,341	16,980	19,117	21,080	22,232	33,321	46,574

Net Interest Income	52,596	53,098	53,440	50,983	51,488	105,694	102,087
Tax equivalent adjustment	2,639	2,798	2,975	3,052	3,091	5,437	6,276

Net Interest Income (FTE) (a)	55,235	55,896	56,415	54,035	54,579	111,131	108,363

Provision for credit losses	4,010	45,020	21,059	23,020	48,248	49,030	56,490

Net Interest Income after provision for credit losses (FTE) (a)	51,225	10,876	35,356	31,015	6,331	62,101	51,873

Non-Interest Income
Change in fair value on impaired securities	190	(1,517)	(4,091)	(25,473)	(14,421)	(1,327)	(43,010)
Noncredit-related (gains) losses on securities not expected to be sold (recognized in other comprehensive income)	(2,300)	(1,233)	(1,564)	13,570	5,660	(3,533)	24,383

Net impairment losses	(2,110)	(2,750)	(5,655)	(11,903)	(8,761)	(4,860)	(18,627)

Net securities gains	562	420	149	44	56	982	80
Trust income	1,398	1,494	1,201	1,366	1,151	2,892	2,238
Service charges on deposit accounts	4,603	4,152	4,642	4,555	4,406	8,755	8,243
Insurance and retail brokerage commissions	1,866	1,862	1,819	2,068	1,756	3,728	3,372
Income from bank owned life insurance	1,301	1,257	1,192	1,078	1,034	2,558	2,172
Card related interchange income	2,686	2,320	2,301	2,224	2,138	5,006	4,034
Other income	2,343	2,696	3,220	1,569	4,935	5,039	7,943

Total non-interest income	12,649	11,451	8,869	1,001	6,715	24,100	9,455

Non-Interest Expense
Salaries and employee benefits	21,047	22,327	21,073	21,405	21,081	43,374	43,581
Net occupancy expense	3,539	3,893	3,262	3,263	3,528	7,432	7,528
Furniture and equipment expense	3,101	3,165	3,012	3,121	2,977	6,266	5,952
Data processing expense	1,478	1,437	1,254	1,136	1,165	2,915	2,297
Pennsylvania shares tax expense	1,457	1,057	1,361	1,310	1,312	2,514	2,643
Intangible amortization	576	657	656	684	743	1,233	1,486
Collection and repossession expense	794	923	915	1,444	1,750	1,717	2,651
Other professional fees	1,062	1,166	796	723	847	2,228	1,910
FDIC insurance	2,012	1,963	2,041	2,046	4,863	3,975	6,384
Loss on sale or write-down of assets	2,314	83	140	50	83	2,397	112
Other expenses	6,298	6,568	6,013	6,763	6,986	12,866	14,139

Total non-interest expense	43,678	43,239	40,523	41,945	45,335	86,917	88,683

Income (Loss) before income taxes	20,196	(20,912)	3,702	(9,929)	(32,289)	(716)	(27,355)
Taxable equivalent adjustment	2,639	2,798	2,975	3,052	3,091	5,437	6,276
Income tax (benefit) provision	4,015	(10,542)	(2,002)	(7,120)	(16,761)	(6,527)	(16,699)

Net Income (Loss)	$13,542	($13,168)	$2,729	($5,861)	($18,619)	$374	($16,932)

Average Shares Outstanding	85,777,550	85,029,748	84,681,199	84,594,952	84,559,889	85,405,715	84,540,684
Average Shares Outstanding Assuming Dilution	85,788,566	85,029,748	84,681,199	84,594,952	84,559,889	85,412,371	84,540,684
Per Share Data:
Basic Earnings (Loss) Per Share	$0.15	($0.15)	$0.03	($0.07)	($0.22)	$0.00	($0.20)
Diluted Earnings (Loss) Per Share	$0.15	($0.15)	$0.03	($0.07)	($0.22)	$0.00	($0.20)
Cash Dividends Declared per Common Share	$0.01	$0.03	$0.03	$0.03	$0.00	$0.04	$0.12

(a)	FTE - Fully tax equivalent net interest income is net interest income adjusted for the effect of tax-exempt income as if it were taxable using the 35% federal income tax statutory rate.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

(dollars in thousands, except share data)

	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Assets
Cash and due from banks	$86,855	$79,136	$89,232	$79,694	$84,346
Interest-bearing bank deposits	1,503	57,073	327	332	961
Securities available for sale, at fair value	996,220	1,062,713	1,133,856	1,231,015	1,264,685
Securities held to maturity, at amortized cost, (Fair value $0 at June 30, 2010 and $37,586 at December 31, 2009)	0	31,891	36,758	41,397	44,398
Other Investments	51,431	51,431	51,431	51,431	51,431
Loans:
Portfolio loans	4,434,291	4,595,409	4,636,501	4,649,034	4,536,771
Allowance for credit losses	(88,046)	(118,725)	(81,639)	(90,466)	(83,056)

Net loans	4,346,245	4,476,684	4,554,862	4,558,568	4,453,715

Premises and equipment, net	69,203	70,357	70,742	72,074	72,379
Other real estate owned	21,548	23,191	24,287	24,138	25,565
Goodwill	159,956	159,956	159,956	159,956	159,956
Amortizing intangibles, net	6,175	6,752	7,407	8,063	8,747
Other assets	318,933	324,645	317,435	284,771	282,814

Total assets	$6,058,069	$6,343,829	$6,446,293	$6,511,439	$6,448,997

Liabilities
Deposits (all domestic):
Noninterest-bearing	$651,250	$639,184	$641,231	$599,842	$592,219

Interest-bearing demand deposits	107,261	99,218	107,612	93,062	99,281
Savings deposits	2,360,648	2,273,714	2,175,953	2,133,203	2,045,970
Time deposits	1,619,479	1,640,153	1,610,989	1,670,930	1,748,420

Total interest-bearing	4,087,388	4,013,085	3,894,554	3,897,195	3,893,671

Total deposits	4,738,638	4,652,269	4,535,785	4,497,037	4,485,890
Short-term borrowings	355,682	794,195	958,932	1,043,447	998,259

Subordinated debentures	105,750	105,750	105,750	105,750	105,750
Other long-term debt	155,250	119,084	168,697	179,784	180,922

Total long-term debt	261,000	224,834	274,447	285,534	286,672

Other liabilities	48,499	39,452	38,318	42,276	44,866

Total liabilities	5,403,819	5,710,750	5,807,482	5,868,294	5,815,687

Shareholders’ Equity
Preferred stock, $1 par value per share, 3,000,000 shares authorized, none issued	0	0	0	0	0
Common stock, $1 par value per share, 200,000,000 shares authorized; 86,971,329 shares issued and 86,242,139 shares outstanding at June 30, 2010; 86,600,431 shares issued and 85,151,875 shares outstanding at December 31, 2009	86,971	86,755	86,600	86,600	86,600
Additional paid-in capital	303,961	302,841	301,523	302,418	302,602
Retained earnings	271,139	258,593	278,887	278,695	287,092
Accumulated other comprehensive income (loss), net	5,236	(1,181)	(6,045)	(762)	(18,618)
Treasury stock (729,190 and 1,448,556 shares at June 30, 2010 and December 31, 2009, respectively, at cost)	(8,457)	(8,829)	(16,554)	(17,706)	(17,766)
Unearned ESOP shares	(4,600)	(5,100)	(5,600)	(6,100)	(6,600)

Total shareholders’ equity	654,250	633,079	638,811	643,145	633,310

Total liabilities and shareholders’ equity	$6,058,069	$6,343,829	$6,446,293	$6,511,439	$6,448,997

Book value per share	$7.59	$7.36	$7.50	$7.56	$7.45
Market value per share	$5.25	$6.71	$4.65	$5.68	$6.34

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Quarter To Date Average Balance Sheets and Net Interest Analysis at June 30,
	(dollars in thousands)

	2010			2009
	Average Balance	Income/Expense (a)	Yield or Rate	Average Balance	Income/Expense (a)	Yield or Rate
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$74,996	$48	0.26%	$767	$1	0.43%
Tax-free investment securities	170,002	2,830	6.68%	238,958	4,092	6.87%
Taxable investment securities	907,504	9,683	4.28%	1,112,350	13,266	4.78%
Loans, net of unearned income (b)(c)	4,552,312	59,015	5.20%	4,511,811	59,452	5.29%

Total interest-earning assets	$5,704,814	$71,576	5.03%	$5,863,886	$76,811	5.25%

Noninterest-earning assets:
Cash	77,141			75,318
Allowance for credit losses	(123,418)			(43,039)
Other assets	595,621			555,202

Total noninterest-earning assets	549,344			587,481

Total Assets	$6,254,158			$6,451,367

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$631,324	$211	0.13%	$611,384	$431	0.28%
Savings deposits (d)	1,790,488	3,316	0.74%	1,430,613	3,883	1.09%
Time deposits	1,639,045	9,540	2.33%	1,766,035	13,560	3.08%
Short-term borrowings	661,068	616	0.37%	1,068,183	1,133	0.43%
Long-term debt	206,634	2,658	5.16%	288,263	3,225	4.49%

Total interest-bearing liabilities	$4,928,559	$16,341	1.33%	$5,164,478	$22,232	1.73%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits (d)	640,105			588,246
Other liabilities	39,797			39,823
Shareholders’ equity	645,697			658,820

Total noninterest-bearing funding sources	1,325,599			1,286,889

Total Liabilities and Shareholders’ Equity	$6,254,158			$6,451,367

Net Interest Income and Net Yield on Interest-Earning Assets		$55,235	3.88%		$54,579	3.73%

(a)	Income on interest-earning assets is shown on a fully tax equivalent basis using the 35% federal income tax statutory rate.
(b)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c)	Loan income includes loan fees.
(d)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Year To Date Average Balance Sheets and Net Interest Analysis at June 30,
	(dollars in thousands)

	2010			2009
	Average Balance	Income/Expense (a)	Yield or Rate	Average Balance	Income/Expense (a)	Yield or Rate
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$57,005	$73	0.26%	$790	$2	0.47%
Tax-free investment securities	184,296	6,139	6.72%	248,540	8,544	6.93%
Taxable investment securities	942,203	20,177	4.32%	1,131,230	27,037	4.82%
Loans, net of unearned income (b)(c)	4,593,781	118,063	5.18%	4,486,216	119,354	5.37%

Total interest-earning assets	5,777,285	144,452	5.04%	5,866,776	154,937	5.33%

Noninterest-earning assets:
Cash	76,322			74,721
Allowance for credit losses	(103,920)			(48,187)
Other assets	591,143			541,810

Total noninterest-earning assets	563,545			568,344

Total Assets	$6,340,830			$6,435,120

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$615,618	$416	0.14%	$598,399	$980	0.33%
Savings deposits (d)	1,758,365	6,870	0.79%	1,373,299	8,294	1.22%
Time deposits	1,639,283	19,361	2.38%	1,796,155	28,176	3.16%
Short-term borrowings	761,066	1,468	0.39%	1,100,660	2,480	0.45%
Long-term debt	249,778	5,206	4.20%	289,133	6,644	4.63%

Total interest-bearing liabilities	5,024,110	33,321	1.34%	5,157,646	46,574	1.82%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits (d)	629,202			574,488
Other liabilities	37,799			42,587
Shareholders’ equity	649,719			660,399

Total noninterest-bearing funding sources	1,316,720			1,277,474

Total Liabilities and Shareholders’ Equity	$6,340,830			$6,435,120

Net Interest Income and Net Yield on Interest-Earning Assets		$111,131	3.88%		$108,363	3.72%

(a)	Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% federal income tax statutory rate.
(b)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c)	Loan income includes loan fees.
(d)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Asset Quality Data
	(dollars in thousands)

	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Nonperforming Loans:
Loans on nonaccrual basis	$132,555	$166,779	$147,937	$133,200	$81,285
Troubled debt restructured loans	599	609	619	627	637

Total nonperforming loans	$133,154	$167,388	$148,556	$133,827	$81,922
Loans past due in excess of 90 days and still accruing	$15,045	$13,371	$15,154	$14,369	$14,978
Loans outstanding at end of period	$4,434,291	$4,595,409	$4,636,501	$4,649,034	$4,536,771
Average loans outstanding	$4,593,781	$4,635,712	$4,557,227	$4,524,567	$4,486,216
Allowance for credit losses	$88,046	$118,725	$81,639	$90,466	$83,056
Nonperforming loans as a percentage of total loans	3.00%	3.64%	3.20%	2.88%	1.81%
Provision for credit losses (Year To Date)	$49,030	$45,020	$100,569	$79,510	$56,490
Net credit losses (Year To Date)	$42,623	$7,934	$71,689	$41,803	$26,193
Net credit losses as a percentage of average loans outstanding (annualized)	1.87%	0.69%	1.57%	1.24%	1.18%
Allowance for credit losses as a percentage of end-of-period loans outstanding	1.99%	2.58%	1.76%	1.95%	1.83%
Allowance for credit losses as a percentage of nonperforming loans	66.12%	70.93%	54.96%	67.60%	101.38%
Other real estate owned	$21,548	$23,191	$24,287	$24,138	$25,565
Nonperforming Securities:
Nonaccrual securities at market value	$6,483	$6,553	$3,258	$3,503	$530

	Profitability Ratios
	(dollars in thousands)

	For the Quarter Ended					For the Six Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	June 30, 2010	June 30, 2009

Return on average assets (a)	0.87%	-0.83%	0.17%	-0.36%	-1.16%	0.01%	-0.53%
Return on average equity (a)	8.41%	-8.17%	1.65%	-3.58%	-11.34%	0.12%	-5.17%
Net interest margin (b)	3.88%	3.87%	3.78%	3.62%	3.73%	3.88%	3.72%
Efficiency ratio (c)	62.40%	61.68%	57.12%	62.66%	64.71%	62.04%	65.00%

(a)	Annualized.
(b)	Net interest margin has been computed on a tax equivalent basis using the 35% federal income tax statutory rate.
(c)	Efficiency ratio is “total non-interest expense” as a percentage of total revenue.

Total revenue consists of “net interest income, on a fully tax-equivalent basis,” plus “total non-interest income,” excluding “net impairment losses.”

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Capital Ratios (dollars in thousands)

	As of June 30, 2010		Regulatory Minimum		Well Capitalized		Excess Over Well Capitalized
	Capital Amount	Ratio	Capital Amount	Ratio	Capital Amount	Ratio	Capital Amount
Total Capital to Risk Weighted Assets
First Commonwealth Financial Corporation	$615,778	11.6%	$423,698	8.0%	N/A	N/A	N/A
First Commonwealth Bank	$596,475	11.4%	$418,802	8.0%	$523,502	10.0%	$72,973
Tier I Capital to Risk Weighted Assets
First Commonwealth Financial Corporation	$549,299	10.4%	$211,849	4.0%	N/A	N/A	N/A
First Commonwealth Bank	$530,751	10.1%	$209,401	4.0%	$314,101	6.0%	$216,650
Tier I Capital to Average Assets
First Commonwealth Financial Corporation	$549,299	9.0%	$243,521	4.0%	N/A	N/A	N/A
First Commonwealth Bank	$530,751	8.8%	$240,980	4.0%	$301,225	5.0%	$229,526